Exhibit 99.1

Trecora Resources Reports Third Quarter 2017 Results

Revenue Increased 7.6% Year-over-Year

Prime Product Volume Up 5.5%

Conference Call at 4:30 pm ET Today

SUGAR LAND, Texas, Nov. 7, 2017 /PRNewswire/ -- Trecora Resources (NYSE: TREC) a leading provider of high purity specialty hydrocarbons and waxes, today announced financial results for the third quarter ended September 30, 2017.

"We are pleased to report a solid overall quarter driven by a 5.5% increase in prime product volume and continued progress on our major, large-scale capital projects," said Simon Upfill-Brown, President and CEO. "Total revenue increased 7.6% compared to the third quarter of 2016 as a result of strong volume growth and increased average selling prices. Despite the impact of Hurricane Harvey, our adjusted EBITDA increased 4% compared to the third quarter of 2016. This performance is due to the dedication of our employees who went above and beyond both during and post Hurricane Harvey to mitigate damage, recover operations and maintain product supply and service to our customers. We cannot thank them enough for all of their efforts and the sacrifices they made during this challenging event.

"Unfortunately, our quarterly results at Trecora Chemical (TC) were impacted by a challenging start-up of the new hydrogenation unit, in addition to the effect of Harvey," continued Upfill-Brown. "Although the performance was disappointing, we still reported an increase in revenue of 8.1% year-over-year.

"Finally, AMAK continues to make steady financial progress, including the positive results from the recent Mineral Resource Estimate. This combined with solid volume growth in our chemicals business and the future benefit from our nearly completed capital projects, makes us confident in our ability to deliver strong financial results for our shareholders," concluded Upfill-Brown.

Third Quarter 2017 Financial Results
Total revenue in the third quarter was $61.5 million, compared with $57.1 million in the third quarter of 2016, an increase of 7.6%. The increase in reported revenue was driven by an 8.2% increase in petrochemical sales volume and a 1.6% increase in the average sales price of petrochemical products compared with the third quarter of 2016. The higher average sales price was partially offset by a decrease in processing revenue and a 3.2% year-over-year increase in the average per-gallon cost of petrochemical feedstock, which is the basis for the formula pricing for about 60% of the Company's petrochemical product sales. Since formula pricing is based upon prior month feedstock averages, sales price increases tend to lag higher feedstock costs resulting in lower profit margins in the period reported.

Gross profit in the third quarter was $9.9 million, or 16.0% of total revenues, compared with $8.9 million, or 15.6% of total revenues, in the third quarter of 2016. Operating income for the third quarter was $3.97 million, compared with operating income of $4.13 million for the third quarter of 2016.

Net income for the third quarter was $1.7 million, or $0.07 per diluted share, compared with $2.8 million, or $0.11 per diluted share, for the third quarter of 2016. Adjusted net income for the quarter was $2.3 million, or $0.09 per share[1]. Reported net income in the third quarter of 2017 reflected equity in losses of AMAK of $0.9 million or an estimated $(0.02) per diluted share on an after-tax basis as compared to equity in losses of AMAK and gain from additional equity issuance by AMAK of $1.1 million or an estimated impact of $0.03 per diluted share on an after-tax basis in the year-ago period.

Adjusted EBITDA in the quarter was $7.5 million, representing a 12.2% margin, compared with Adjusted EBITDA of $7.2 million, representing a 12.7% margin for the same period a year ago.

Hurricane Harvey Impact
The financial impact of Hurricane Harvey was significant. Harvey made landfall on the Texas Gulf Coast on August 25, 2017, and affected operations at both South Hampton Resources (SHR) and TC. We estimate the total impact to EBITDA was approximately $1.5 million to $1.8 million. While neither facility suffered any significant damage, our estimate includes expenses related to generator rentals, overtime labor, and maintenance and repairs of approximately $0.7 million, as well as lost sales due to outages at customer and supplier facilities.

South Hampton Resources
Petrochemical volume in the third quarter was 22.4 million gallons, compared with 20.7 million gallons in the third quarter of 2016. Prime product volume in the third quarter of 2017 was 16.7 million gallons, compared with 15.8 million gallons in the third quarter of 2016. Byproduct volume increased 24.9% sequentially and 17.0% year-over-year, to 5.7 million gallons. These volumes are sold at lower margins than our prime products; however, third quarter 2017 by-product margins were higher compared to second quarter 2017.

International volume represented 17.3% of total petrochemical volume during the quarter, down from 22.1% sequentially and 25.7% from the third quarter of 2016.

1	Based on adjusted net income of $2.3 million and 25.2 million shares outstanding.

SHR SEGMENT INFORMATION*

	THREE MONTHS ENDED
	SEPTEMBER 30,
	2017	2016	% Change
Product sales	$52,440	$47,250	11%
Processing fees	1,519	2,909	(48%)
Net revenues	$53,959	$50,159	8%
Operating profit before depreciation and amortization	9,319	7,813	19%
Operating profit	7,735	6,366	22%
Profit before taxes	7,149	5,812	23%
Depreciation and amortization	1,584	1,447	9%
EBITDA	9,358	7,824	20%
Capital expenditures	$ 9,426	$ 5,411	74%

*Dollar amounts in thousands/rounding may apply

Trecora Chemical
In the third quarter, TC generated revenues of $7.5 million, up 8.1% from $7.0 million in the third quarter of 2016. TC revenue included $5.6 million of wax product sales, up 14.9%, and $2.0 million of custom processing fees, down 7.6%, when compared with the third quarter of 2016. We commenced start-up of the hydrogenation unit at TC and recorded some initial modest revenue from this unit during the third quarter following the start-up of the distillation unit in the second quarter of 2017.

We continued to see strong growth in wax sales both domestically and in export sales to Latin America and Europe and reported an increase in year to date wax sales volume of 17.2% compared to the same period a year ago.

TC SEGMENT INFORMATION*

	THREE MONTHS ENDED
	SEPTEMBER 30,
	2017	2016	% Change
Product sales	$5,590	$4,865	15%
Processing fees	1,959	2,118	(8%)
Net revenues	$7,549	$6,983	8%
Operating profit (loss)before depreciation and amortization	(587)	118	(597%)
Operating loss	(1,795)	(987)	(82%)
Profit (loss) before taxes	(1,975)	(1,063)	(86%)
Depreciation and amortization	1,208	1,105	9%
EBITDA	(597)	43	(1488%)
Capital expenditures	$ 1,991	$ 4,066	(51%)

*Dollar amounts in thousands/rounding may apply

Al Masane Al Kobra Mining Company (AMAK)
Trecora reported equity in losses of AMAK of approximately $0.9 million during the third quarter of 2017. AMAK recorded sales in the third quarter of 2017, which offset some of its operating expenses in the period.

Year-to-Date 2017 Results
Total revenue for the nine months ended September 30, 2017 was $179.2 million, compared with revenue of $158.2 million in the first nine months of 2016.

Gross profit for the first nine months of 2017 was $31.6 million, compared with $32.3 million in the same period in 2016. The gross profit margin in the first nine months of 2017 was 17.6%, compared with 20.4% in the same period in 2016.

Net income for the first nine months of 2017 was $4.0 million, compared with $20.3 million in the same period of 2016. Diluted EPS was $0.16, compared with $0.81 in the same period of 2016. Net income in the first nine months of 2017 was negatively affected by equity in losses of AMAK of $5.2 million. In the first nine months of 2016, net income benefitted from equity in earnings for AMAK of $2.3 million, a gain from additional equity issued by AMAK of $3.2 million and a bargain purchase gain on the acquisition of B Plant of $11.5 million for an estimated combined benefit of $0.44 per diluted share on an after-tax basis.

Adjusted EBITDA for the first nine months of 2017 was $23.2 million, compared with $25.3 million in the same period in 2016. Adjusted EBITDA margin in the first nine months of 2017 was 13.0%, compared with 16.0% in the same period of 2016.

South Hampton Resources
Petrochemical volume in first nine months was 60.5 million gallons, compared with 58.0 million gallons in the first nine months of 2016. Prime product volume in first nine months of 2017 was 46.9 million gallons, compared with 44.0 million gallons in the first nine months of 2016. Byproduct volume, which is sold at lower margins, was down 2.5% year-over-year to 13.6 million gallons.

SHR SEGMENT INFORMATION*

	NINE MONTHS ENDED
	SEPTEMBER 30,
	2017	2016	% Change
Product sales	$ 147,339	$ 129,076	14%
Processing fees	5,078	6,769	(25%)
Net revenues	152,417	135,845	12%
Operating profit before depreciation and amortization	26,294	25,699	2%
Operating profit	21,610	21,488	1%
Profit before taxes	19,750	19,696	0%
Depreciation and amortization	4,684	4,211	11%
EBITDA	26,307	25,704	2%
Capital expenditures	27,203	16,812	62%

*Dollar amount in thousands – rounding may apply

Trecora Chemical
In the first nine months of 2017, TC generated revenues of $26.7 million, up 19.7% from $22.4 million for first nine months of 2016.

TC SEGMENT INFORMATION*

	NINE MONTHS ENDED
	SEPTEMBER 30,
	2017	2016	% Change
Product sales	$ 18,606	$ 14,585	28%
Processing fees	8,142	7,766	5%
Net revenues	26,748	22,351	20%
Operating profit before depreciation and amortization	969	2,774	(75%)
Operating profit (loss)	(2,264)	(171)	(1224%)
Profit (loss) before taxes	(2,534)	11,427	(122%)
Depreciation and amortization	3,233	2,945	10%
EBITDA	931	14,364	(94%)
Adjusted EBITDA (excluding bargain purchase gain)	931	2,815	(67%)
Capital expenditures	12,047	11,059	9%

*Dollar amount in thousands – rounding may apply

Earnings Call
Today's conference call and presentation slides will be simulcast live on the Internet, and can be accessed on the investor relations section of the Company's website at http://www.trecora.com or at http://public.viavid.com/index.php?id=126726 A replay of the call will also be available through the same link.

To participate via telephone, callers should dial in five to ten minutes prior to the 4:30 pm Eastern start time; domestic callers (U.S. and Canada) should call 1-888-539-3612 or 1-719-325-4810 if calling internationally, using the conference ID 3994125. To listen to the playback, please call 1-844-512-2921 if calling within the United States or 1-412-317-6671 if calling internationally. Use pin number 3994125 for the replay.

Use of Non-GAAP Measures
The Company reports its financial results in accordance with U.S. generally accepted accounting principles ("GAAP"). We believe certain financial measures, such as EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Net Income, which are non-GAAP measures, provide users of our financial statements with supplemental information that may be useful in evaluating our operating performance. We believe that such non-GAAP measures, when read in conjunction with our operating results presented under U.S. GAAP, can be used to better assess our performance from period to period and relative to performance of other companies in our industry, without regard to financing methods, historical cost basis or capital structure. Such non-GAAP measures should be considered as a supplement to, and not as a substitute for, financial measures prepared in accordance with U.S. GAAP.

These non-GAAP measures have been reconciled to the nearest GAAP measure in the tables below entitled Reconciliation of Selected GAAP Measures to Non-GAAP Measures.

Forward-Looking Statements
Statements in this press release that are not historical facts are forward looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our belief, as well as, assumptions made by and information currently available to us. Because such statements are based upon expectations as to future economic performance and are not statements of fact, actual results may differ from those projected. These risks, as well as others, are discussed in greater detail in Trecora Resources' filings with the Securities and Exchange Commission, including Trecora Resources' Annual Report on Form 10-K for the year ended December 31, 2016, and the Company's subsequent Quarterly Reports on Form 10-Q. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release.

About Trecora Resources (TREC)
TREC owns and operates a facility located in southeast Texas, just north of Beaumont, which specializes in high purity hydrocarbons and other petrochemical manufacturing. TREC also owns and operates a leading manufacturer of specialty polyethylene waxes and provider of custom processing services located in the heart of the Petrochemical complex in Pasadena, Texas. In addition, the Company is the original developer and a 33.4% owner of Al Masane Al Kobra Mining Co., a Saudi Arabian joint stock company.

Investor Relations Contact:
Laurie Little
The Piacente Group
212-481-2050
trecora@tpg-ir.com

TRECORA RESOURCES AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS

	SEPTEMBER 30, 2017	DECEMBER 31, 2016
	(unaudited)
ASSETS	(thousands of dollars)
Current Assets
Cash	$ 4,219	$ 8,389
Trade receivables, net	22,738	22,193
Inventories	12,849	17,871
Prepaid expenses and other assets	3,276	3,511
Taxes receivable	3,764	3,983
Total current assets	46,846	55,947

Plant, pipeline and equipment, net	172,048	140,009

Goodwill	21,798	21,798
Intangible assets, net	21,273	22,669
Investment in AMAK	44,225	49,386
Mineral properties in the United States	588	588
Other assets	21	87

TOTAL ASSETS	$ 306,799	$ 290,484
LIABILITIES
Current Liabilities
Accounts payable	$ 12,381	$ 13,306
Current portion of derivative instruments	7	58
Accrued liabilities	6,304	2,017
Current portion of post-retirement benefit	308	316
Current portion of long-term debt	8,061	10,145
Current portion of other liabilities	1,131	870
Total current liabilities	28,192	26,712

Long-term debt, net of current portion	81,011	73,107
Post-retirement benefit, net of current portion	897	897
Other liabilities, net of current portion	1,681	2,309
Deferred income taxes	24,654	23,083
Total liabilities	136,435	126,108

EQUITY
Common stock-authorized 40 million shares of $.10 par value; issued 24.5 million in 2017 and 2016 and outstanding 24.3 million and 24.2 million shares in 2017 and 2016, respectively	2,451	2,451
Additional paid-in capital	55,344	53,474
Common stock in treasury, at cost	(203)	(284)
Retained earnings	112,483	108,446
Total Trecora Resources Stockholders' Equity	170,075	164,087
Noncontrolling Interest	289	289
Total equity	170,364	164,376

TOTAL LIABILITIES AND EQUITY	$306,799	$ 290,484

TRECORA RESOURCES AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2017	2016	2017	2016
	(thousands of dollars)
REVENUES
Petrochemical and Product Sales	$ 58,030	$ 52,115	$ 165,945	$ 143,662
Processing Fees	3,478	5,027	13,220	14,534
	61,508	57,142	179,165	158,196

OPERATING COSTS AND EXPENSES
Cost of Sales and Processing
(including depreciation and amortization of $2,565, $2,373, $7,311, and $6,620, respectively)	51,638	48,237	147,570	125,946

GROSS PROFIT	9,870	8,905	31,595	32,250

GENERAL AND ADMINISTRATIVE EXPENSES
General and Administrative	5,660	4,585	17,621	15,525
Depreciation	245	192	655	556
	5,905	4,777	18,276	16,081

OPERATING INCOME	3,965	4,128	13,319	16,169

OTHER INCOME (EXPENSE)
Interest Expense	(795)	(568)	(2,109)	(1,803)
Bargain purchase gain from acquisition	--	--	--	11,549
Equity in Earnings (Losses) of AMAK	(897)	(2,089)	(5,161)	2,261
Gain from Additional Equity Issuance by AMAK	--	3,168	--	3,168
Miscellaneous Income (Expense)	22	(72)	(42)	38
	(1,670)	439	(7,312)	15,213

INCOME BEFORE INCOME TAXES	2,295	4,567	6,007	31,382

INCOME TAXES	577	1,768	1,970	11,107

NET INCOME	1,718	2,799	4,037	20,275

NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTEREST	--	--	--	--

NET INCOME ATTRIBUTABLE TO TRECORA RESOURCES	$ 1,718	$ 2,799	$ 4,037	$ 20,275

Basic Earnings per Common Share
Net Income Attributable to Trecora Resources (dollars)	$ 0.07	$ 0.12	$ 0.17	$ 0.83

Basic Weighted Average Number of Common Shares Outstanding	24,304	24,223	24,267	24,304

Diluted Earnings per Common Share
Net Income Attributable to Trecora Resources (dollars)	$ 0.07	$ 0.11	$ 0.16	$ 0.81

Diluted Weighted Average Number of Common Shares Outstanding	25,157	24,921	25,082	24,964

TRECORA RESOURCES AND SUBSIDIARIES RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES(1) Adjusted EBITDA Margin (rounding may apply)

	THREE MONTHS ENDED 09/30/17				THREE MONTHS ENDED 09/30/16
	TC	SHR	CORP	TREC	TC	SHR	CORP	TREC
NET INCOME (LOSS)	$ (1,974)	$ 5,537	$(1,845)	$1,718	$(1,063)	$ 4,360	$ (498)	$ 2,799
Interest	168	625	2	795	-	565	3	568
Taxes	-	1,612	(1,035)	577	-	1,452	316	1,768
Depreciation and amortization	22	207	17	246	24	156	12	192
Depreciation and amortization in cost of sales	1,187	1,377	-	2,564	1,082	1,291	-	2,373
EBITDA	(597)	9,358	(2,861)	5,900	43	7,824	(167)	7,700
Share based compensation	-	-	716	716	-	-	608	608
Bargain purchase gain	-	-	-		-		-	-
Gain from additional equity issuance by AMAK	-	-	-	-	-	-	(3,168)	(3,168)
Equity in losses of AMAK	-	-	897	897	-	-	2,089	2,089
Adjusted EBITDA	$ (597)	$ 9,358	$ (1,248)	$ 7,513	$ 43	$7,824	$ (638)	$ 7,229

Revenue	7,550	53,958		61,508	6,983	50,158		57,141
Adjusted EBITDA Margin	(7.9%)	17.3%		12.2%	0.6%	15.6%		12.7%
(adjusted EBITDA/revenue)
	NINE MONTHS ENDED 09/30/17				NINE MONTHS ENDED 09/30/16
	TC	SHR	CORP	TREC	TC	SHR	CORP	TREC
NET INCOME (LOSS)	$(2,533)	$ 13,996	$(7,426)	$4,037	$ 7,386	$ 13,253	$ (364)	$ 20,275
Interest	231	1,873	5	2,109	-	1,797	6	1,803
Taxes	-	5,754	(3,784)	1,970	4,041	6,443	623	11,107
Depreciation and amortization	64	542	49	655	60	468	28	556
Depreciation and amortization in cost of sales	3,169	4,142	-	7,311	2,877	3,743	-	6,620
EBITDA	931	26,307	(11,156)	16,082	14,364	25,704	293	40,361
Share based compensation	-	-	2,005	2,005	-	-	1,882	1,882
Bargain purchase gain	-	-	-	-	(11,549)	-	-	(11,549)
Gain from additional equity issuance by AMAK	-	-	-	-	-	-	(3,168)	(3,168)
Equity in (earnings) losses of AMAK	-	-	5,161	5,161	-	-	(2,261)	(2,261)
Adjusted EBITDA	$ 931	$ 26,307	$ (3,990)	$ 23,248	$ 2,815	$25,704	$(3,254)	$25,265

Revenue	26,749	152,416		179,165	22,351	135,844		158,195
Adjusted EBITDA Margin	3.5%	17.3%		13.0%	12.6%	18.9%		16.0%
(adjusted EBITDA/revenue)

(1)This press release includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Adjusted Net Income and Estimated EPS Impact (rounding may apply)

	Three months ended		Nine months ended
	9/30/2017	9/30/2016	9/30/2017	9/30/2016
NET INCOME	$ 1,718	$ 2,799	$ 4,037	$ 20,275

Bargain purchase gain	-	-	-	(11,549)
Equity in (earnings) losses of AMAK/Gain on equity issuance	897	(1,079)	5,161	(5,429)
Taxes at statutory rate of 35%	(314)	378	(1,806)	5,943
Tax effected equity in AMAK	$583	($701)	$3,355	($11,035)
Diluted weighted average number of shares	25,157	24,921	25,082	24,964
Estimated effect on diluted EPS	$0.02	($0.03)	$0.13	($0.44)
Diluted EPS	$0.07	$0.11	$0.16	$0.81
Adjusted EPS	$0.09	$0.08	$0.29	$0.37